UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 19, 2010

   PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	0-11635 (Commission File Number)	59-2058100 (I.R.S. Employer Identification No.)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 23, 2010, PhotoMedex, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) to report the completion of the Company’s financing with Clutterbuck Funds LLC (the “Clutterbuck Financing”) and the amendment of the terms of certain outstanding convertible notes in connection with obtaining the consent of the holder of such notes to the Clutterbuck Financing.  The Initial 8-K incorrectly disclosed that the incremental 2% increase in the interest rate on Note #1 (as defined in the Initial 8-K) was payable in cash, in-kind in the form of non-convertible notes and, following the approval of the Company’s stockholders, in-kind in the form of convertible notes. The Company is filing this amendment to amend the Initial 8-K to remove the reference to the payment of the incremental 2% increase in the interest rate on Note #1 in-kind in the form of non-convertible notes, consistent with the terms of Note #1.

Item 1.01.	Entry into a Material Definitive Agreement.

Clutterbuck Term Loan and Security Agreement

On March 19, 2010, PhotoMedex, Inc. (the “Company”) entered into a Term Loan and Security Agreement (the “Clutterbuck Agreement”) and a related secured term note (the “Term Note”) with Clutterbuck Funds LLC (“Clutterbuck Funds”).

Under the terms of the Clutterbuck Agreement, the Company issued the Term Note in the aggregate principal amount of $2.5 million in favor of Clutterbuck, which Term Note accrues interest at a rate of 12% per annum.  The Term Note requires the Company to make monthly payments of interest only.  The principal matures in 18 months and may be prepaid by the Company without penalty at any time. The Term Note is secured by XTRAC lasers that the Company has consigned to physician customers and that are not otherwise pledged to CIT Healthcare LLC and Life Sciences Capital LLC (collectively, “CIT Healthcare”) pursuant to the Company’s outstanding term notes with such lenders.

In connection with the issuance of the Term Note to Clutterbuck, the Company also issued Clutterbuck Funds a warrant (the “Warrant”) to purchase 102,180 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for an initial exercise price of $7.34.  The Warrant is exercisable at any time on or prior to the fifth anniversary of the issue date of the Warrant (the “Issue Date”).  Pursuant to the terms of the Warrant, the exercise price is subject to a one-time downward adjustment, subject to certain customary exceptions, if (i) during the first 18 months following the Issue Date (the “Initial Adjustment Period”), the Company issues or sells any shares of its Common Stock (or any equity securities convertible into shares of Common Stock) for a consideration per share less than $7.34 or (ii) after the Initial Adjustment Period but prior to the expiration date of the Warrant, the Company issues or sells any shares of Common Stock (or any equity securities convertible into shares of Common Stock) for a consideration per share less than $7.34 in a transaction or a series of transactions (whether related or not) in which the aggregate net purchase price received by the Company is $2,500,000 or more (each of (i) and (ii) are referred to herein as a “Dilutive Issuance”).  In the case of any Dilutive Issuance under (i) above, the exercise price of the Warrant shall be reduced to an amount equal to the lowest purchase price per share received by the Company in any Dilutive Issuance during the Initial Adjustment Period.  In the case of any Dilutive Issuance under (ii) above, the exercise price of the Warrant shall be reduced to an amount equal to the dollar volume-weighted average price for such shares of Common Stock (or such equity securities convertible into shares of Common Stock) issued in such Dilutive Issuances.

The Clutterbuck Agreement contains customary representation, warranties and covenants.  Copies of the Warrant, the Clutterbuck Agreement and the Term Note are attached to this current report as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Amendment to Securities Purchase Agreement and Convertible Notes

In order to secure the necessary consent to consummate the transactions contemplated by the Clutterbuck Agreement, on March 19, 2010, the Company entered into a second amendment to the Securities Purchase Agreement, dated August 4, 2008, as amended, between the Company and the holder (the “Holder”) of four secured convertible promissory notes (the “Convertible Notes”) of the Company (the “Amendment”).  As of March 19, 2010, the outstanding principal and accrued interest under the Convertible Notes was $19,546,676, which were convertible as to principal into a total of 880,605 shares of Common Stock at a conversion price of $22.10844 per share.

In order to obtain the Holder’s consent, the Company agreed to the following modifications to the Convertible Notes:

•
The Company combined the aggregate outstanding obligations under the Convertible Notes into two convertible notes (the “Amended Notes”). Each Amended Note matures on February 27, 2014 and is identical to the original form of Convertible Note except as otherwise noted below;

•
The larger of the Amended Notes (“Note #1”) has a principal amount of $16,746,270.  The interest rate of Note #1 was increased from 8% to 10%.  The incremental 2% increase in the interest rate on Note #1 may be paid in cash but may not be paid in convertible notes ( “PIK Notes”) unless and until the Company’s stockholders vote to approve payment in the form of a PIK Note.  The conversion price of Note #1 remained at $22.10844 per share (which conversion price was immediately adjusted for the issuance of the Warrant to $21.46890); and

•
The smaller note has a principal amount of $2,800,406 (“Note #2”).  The conversion price of Note #2 was reduced to $11.25850 and the down-round anti-dilution adjustment to the conversion price was removed.  The interest rate of this note was increased from 8% to 10%.  The full amount of the accrued interest on Note #2 remains payable in cash or PIK Notes.

In addition, pursuant to the terms of the Amended and Restated Security and Pledge Agreement (the “Pledge Agreement”), dated March 19, 2010, among the Company, ProCyte Corporation (“ProCyte”), PhotoTherapeutics, Inc. (“PTI”) and SLT Technology, Inc. (“SLT” and, together with ProCyte and PTI, the “Subsidiaries”) and Holder, the collateral securing the Convertible Notes was expanded by adding a first-priority lien against all of the Company’s assets other than the assets pledged with first-priority liens to CIT Healthcare and to Clutterbuck Funds. When assets are released from the lien of CIT Healthcare, such assets will become subject to the first-priority lien of Clutterbuck Funds and a second-priority lien of the Holder.  Finally, when assets are released from the lien of Clutterbuck Funds, such assets will become subject to the first-priority lien of the Holder.  The Company’s Subsidiaries have also guaranteed the Company’s obligations under the Convertible Notes under the terms of the Pledge Agreement.

The Company, its Subsidiaries and the Holder have made customary representations and warranties under the terms of the Amendment and the Pledge Agreement.  Copies of the Amended Notes, the Amendment and the Pledge Agreement are attached to this current report as exhibits 4.2, 4.3, 10.3 and 10.4 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this current report with respect to the Term Note is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit Number	Description
4.1*	Clutterbuck Warrant
4.2*	Amended Note #1
4.3*	Amended Note #2
10.1*	Clutterbuck Agreement
10.2*	Term Note
10.3*	Amendment
10.4*	Pledge Agreement
*           All of the exhibits listed above are incorporated by reference to our Current Reporton Form 8-K filed on March 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.
Date: March 24, 2010	By: /s/ Dennis M. McGrath
Dennis M. McGrath Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1*	Clutterbuck Warrant
4.2*	Amended Note #1
4.3*	Amended Note #2
10.1*	Clutterbuck Agreement
10.2*	Term Note
10.3*	Amendment
10.4*	Pledge Agreement
*           All of the exhibits listed above are incorporated by reference to our Current Report on Form 8-K filed on March 23, 2010.